UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021

TCR2 Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38811	47-4152751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Binney Street
Suite 710
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 949-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	TCRR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 1, 2021, TCR2 Therapeutics Inc (the “Company”) announced a proposal to consolidate its manufacturing operations in the United States. Under the proposal, manufacturing operations at the Company’s facility in Stevenage, United Kingdom (“UK”), would cease by the end of 2021. The Company estimates that this could affect an estimated 34 employees in the UK. In accordance with UK law, the UK-based employees will enter into a consultation period in respect of the proposed plan to close the Stevenage, UK, facility prior to any final decision being made. The Company anticipates that the consultation period will be concluded on or about December 10, 2021.

Should the Company proceed with the proposal, the Company expects to reduce annual operating expenses in 2022 by approximately $16 million and incur pre-tax restructuring charges in the fourth quarter of 2021, which could include one-time employee severance and termination benefits, facility closure costs, costs to relocate certain equipment and other disposal and restructuring charges of approximately $4.0 to $4.5 million.

A copy of the press release announcing the proposed consolidation plan is provided as Exhibit 99.1 of this Current Report, and is incorporated into this Item 2.05 by reference.

Statements contained under this Item 2.05, including Exhibit 99.1, regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding the therapeutic potential of gavo-cel and the Company’s emerging solid tumor pipeline, expectations regarding increased demand for the Company’s product candidate trials, the proposed consolidation of manufacturing in the US and closure of the manufacturing suite in Stevenage, UK, and related costs, expectations regarding manufacturing plans and capabilities, future clinical development and commercialization plans, and the development of the Company’s TRuC-T cells.

Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; whether interim results from a clinical trial will be predictive of the final results of a trial; the possibility that positive results from preclinical studies and correlative studies may not necessarily be predictive of the results of the Company’s planned clinical trials; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities, including review under accelerated approval processes; orphan drug designation eligibility; regulatory approvals to conduct trials or to market products; the Company’s ability to maintain sufficient manufacturing capabilities to support its research, development and commercialization efforts, including the Company’s ability to secure additional manufacturing facilities; whether the Company’s cash resources will be sufficient to fund the Company foreseeable and unforeseeable operating expenses and capital expenditure requirements, the impact of the COVID-19 pandemic on the Company’s ongoing operations; and other risks set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission. All forward-looking statements contained in this presentation speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TCR[2] Therapeutics Inc.

Date: November 1, 2021	By:	/s/ Mayur (Ian) Somaiya
Mayur (Ian) Somaiya Chief Financial Officer